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                                                                    EXHIBIT 10.1



CNH GLOBAL N.V.
OUTSIDE DIRECTORS' COMPENSATION PLAN

         This Outside Directors' Compensation Plan (the "Plan") has been established by action of the CNH Global N.V. of Amsterdam, the Netherlands (the "Company") Board of Directors (the "Board") effective as of the date the Plan is approved by the Board.

         1. INTRODUCTION. The purpose of the Plan is to provide for (i) the payment of the annual retainer fee and committee chair fee (collectively, the "Annual Fees") to independent outside members of the Board ("Outside Directors") in the form of common shares of the Company ("Common Shares"); (ii) an annual grant of options to purchase Common Shares; (iii) an opportunity to defer all or a portion of their Annual Fees otherwise payable in Common Shares; and (iv) an opportunity to convert all or a portion of their Annual Fees into stock options.

         2. ELIGIBILITY. Subject to the terms and conditions of the Plan, each Outside Director shall be a participant in the Plan. Each Outside Director shall be entitled to receive Annual Fees and meeting fees as determined by the Chairman of the Board in accordance with Article 12 of the Company's Articles of Association, which Annual Fees and meeting fees, as in effect from time to time, shall be reflected on Appendix A, attached hereto.

         3. STOCK GRANTS. Subject to the terms and conditions of the Plan, including Sections 4 and 5 hereof, the Annual Fees payable to an Outside Director shall be paid in accordance with this Section 3. As of (i) February 29, 2000, (ii) the day immediately preceding the date of the 2000 Annual General Meeting of the Company's shareholders, and (iii) the last day of each Plan Year Quarter (as described below) thereafter, each Outside Director shall be granted automatically a number of Common Shares equal in value to 25% of the annual retainer fee, and if he or she is a committee chair 25% of the annual committee chair fee, each as listed in Appendix A, attached hereto, as amended from time to time in accordance with the amendment procedures of the Plan.

         (a) FAIR MARKET VALUE. The value of each Common Share (the "Fair Market Value") shall be determined as of the last business day of the Plan Year Quarter for which it is granted and shall be equal to the average of the highest and lowest sales price a Common Share on the Composite Tape for such date as reported by the National Quotations Bureau Incorporated; provided that, if no sales of Common Shares are included on the Composite Tape for such date, the Fair Market Value of a share of Common Shares on such date shall be deemed to be the average of the highest and lowest



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                  prices of a Common Share as reported on said Composite Tape for the next preceding day on which sales of Common Shares are included.

         (b) PRORATION FOR PARTIAL SERVICES. If the Outside Director is not a member of the Board or a committee chair during an entire Plan Year Quarter, the retainer and committee chair fees to which he or she is entitled as well as his or her award of Shares for that Quarter shall be reduced, pro rata, to reflect the portion of the Quarter in which he or she was not an Outside Director or committee chair, as the case may be.

         (c) FRACTIONAL SHARES. An Outside Director shall be entitled to a whole Share for any fractional Share to which he or she would otherwise be entitled for any Plan Year Quarter under the foregoing provisions of this Section 3.

         (d) PLAN YEAR. For purposes of the Plan, the term "Plan Year" means the period beginning on the date of the Company's Annual General Meeting of shareholders and ending on the day immediately prior to the first day of the following Plan Year. For any Plan Year, the first Plan Year Quarter shall begin on the first day of the Plan Year, and shall end on the 90th day of the Plan Year; the second Plan Year Quarter shall begin on the 91st day of the Plan Year, and shall end on the 180th day of the Plan Year; the third Plan Year Quarter shall begin on the 181st day of the Plan Year, and shall end on the 270th day of the Plan Year; and the fourth Plan Year Quarter shall begin on the 271st day of the Plan Year, and shall end on the last day of the Plan Year.

         4. CASH ELECTION. Subject to the terms and conditions of the Plan, an Outside Director may irrevocably elect, by filing a form with the Secretary of the Company (the "Secretary") in such form as the Secretary may from time to time require, to receive a portion of his or her Annual Fees for any Plan Year in cash, provided that an Outside Director may not elect to receive more than 50% of the Annual Fees in cash. For the Plan Year ending in 2000, any such election must be filed prior to February 29, 2000. For any Plan Year thereafter, such election must be filed prior to the first day of such Plan Year. Notwithstanding the foregoing provisions of this Section 4, an individual who becomes an Outside Director after the first day of a Plan Year may irrevocably elect, by filing a form with the Secretary in such form as the Secretary may from time to time require prior to the date on which he or she first becomes an Outside Director, to receive a portion of his or her Annual Fees for the remainder of the Plan Year in which he or she first becomes an Outside Director in cash, up to a maximum of 50% of such Annual Fees for the remainder of the Plan Year.



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         5. OPTIONS. Subject to the terms and conditions of the Plan, each
Outside Director will be awarded stock options under the Plan in accordance with the following:

         (a) AUTOMATIC OPTION GRANTS. Each individual who is an Outside Director on the date the Plan is approved by the Board shall be granted automatically as of that date an option to acquire 3,750 Common Shares. Thereafter, each individual who is an Outside Director on the date of the Annual General Meeting of the Company's shareholders shall be granted automatically as of that date an option to purchase that number of Common Shares listed in Appendix A (the "Automatic Option Grant"), attached hereto as amended from time to time in accordance with the amendment procedures of the Plan. Each individual who becomes an Outside Director other than on the date of an Annual General Meeting of the Company's shareholders shall receive an Automatic Option Grant reduced pro rata to reflect the portion of the Plan Year elapsed prior to the date on which the individual first became an Outside Director, provided that any fractional share resulting from such reduction shall be rounded up to a whole share.

         (b) ELECTIVE OPTION GRANTS. For the period beginning on the date the Plan is approved by the Board and ending on the last day of the Plan Year ending in the year 2000 and for any Plan Year beginning thereafter, each Outside Director, by filing a written "Option Election" with the Secretary in such form as the Secretary may from time to time require, may elect to forego payment of all or any portion of the Annual Fees otherwise payable to him or her during such period or for any such Plan Year, as applicable, and to instead receive, as of each date on which such Annual Fees would otherwise have been paid to him or her (each an "Elective Grant Date"), an option to purchase that number of Common Shares equal to the quotient (rounded to the nearest whole number of shares) of (1) divided by (2) where:

                  (1) is the product of the amount of the Annual Fees that would otherwise have been paid to the Outside Director on the applicable Elective Grant Date which are subject to his or her Option Election, multiplied by four; and

                  (2) is the Fair Market Value of a Common Share on the applicable Elective Grant Date.

         Each option granted pursuant to this paragraph (b) shall be referred to herein as an "Elective Option Grant" and, where appropriate, will be


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         referred to collectively with an Automatic Option Grant as an "Option
         Grant". An Outside Director's Option Election shall be effective with respect to Annual Fees otherwise payable to him or her for services rendered after the last day of the Plan Year in which such election is filed with the Secretary; provided, however, that:

                  (A) each Outside Director may make an Option Election prior to February 29, 2000 with respect to Annual Fees payable during the period beginning on the date the Plan is approved by the Board and ending on the last day of the Plan Year ending in the year 2000;

                  (B) if an individual becomes an Outside Director on or after the first day of a Plan Year and files an Option Election with the Secretary prior to the date on which he or she first becomes an Outside Director, his or her Option Election shall be effective with respect to Annual Fees otherwise payable to him or her for services rendered on and after the day on which he or she first becomes an Outside Director; and

                  (C) by notice filed with the Secretary, an Outside Director may terminate or modify any Option Election as to Annual Fees payable for services rendered after the last day of the Plan Year in which such notice is filed with the Secretary.

         (c) RELOAD STOCK OPTIONS. "Reload Stock Options" shall be awarded to an Outside Director when and if he or she pays the Option Price under an Option Grant, described above, by delivery of Common Shares on the settlement date for such exercise. A Reload Stock Option entitles its holder to purchase the number of Common Shares so delivered for an Option Price equal to the Fair Market Value of a share of Common Stock on such settlement date. No more than one Reload Stock Option shall be granted to an Outside Director in any twelve-month period, the maximum number of Reload Stock Options that may be granted to an Outside Director with respect to any Option Grant is five, and no Reload Stock Options will be issued within six months prior to the scheduled expiration date of the Option Grant to which it relates. Notwithstanding the above, no Reload Stock Option shall be granted unless the recipient is an Outside Director of the Company at the time of delivery of Common Shares. Notwithstanding any other provision hereof, a Reload Stock Option shall not become exercisable until six months after its award date and its maximum term will terminate at the time specified hereunder for the Option Grant to which it relates.



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For purposes of the Plan, Automatic Option Grants, Elective Option Grants and
Reload Stock Options are sometimes referred to herein collectively as "Stock Options".

         6. TERMS OF OPTION GRANTS.

         (a) OPTION AGREEMENT. Each Stock Option shall be evidenced by a written stock option agreement which shall be executed by the Outside Director and the Company and which shall contain such terms and conditions as are consistent with this Plan.

         (b) EXERCISE PRICE. The exercise price for a Common Share under an Option Grant shall be 100% of the Fair Market Value of Common Share on the date the Option Grant is made.

         (c) COMMENCEMENT OF EXERCISABILITY. Each Automatic Option Grant made under the Plan shall become exercisable on the third anniversary of the grant date or, if earlier, with respect to Automatic Option Grants that have been outstanding at least six months, the date the individual ceases to be an Outside Director for any reason other than removal for cause by the Company's shareholders. Each Elective Option Grant shall be immediately exercisable upon grant but Common Shares purchased upon exercise of an Elective Option Grant may not be sold until the date which is at least six months after the date such Elective Option Grant is made.

         (d)      TERM. Each Option Grant shall terminate upon the earlier of
                  (i) ten years after the date of grant or (ii) six months after the date an individual ceases to be an Outside Director.

         (e) DEATH OF OUTSIDE DIRECTOR. Notwithstanding paragraph 6(c) above, the Automatic Option Grants and Reload Stock Options that have been awarded to an Outside Director whose Board membership is terminated due to death shall be immediately exercisable. Notwithstanding paragraph (d) above, the Outside Director's designated beneficiary or estate if no beneficiary has been designated may exercise any Stock Options within the six-month period following the death of the Outside Director.

         (f) TOTAL DISABILITY OF OUTSIDE DIRECTOR. Notwithstanding paragraphs 6(c) or 6(d) above, the Automatic Option Grants and Reload Stock Options that have been awarded to an Outside Director whose Board membership is terminated due to Total Disability shall be immediately exercisable and all Stock Options shall remain exercisable within the six-month period following the




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                  Outside Director's termination for Total Disability. For
                  purposes of this provision, "Total Disability" means the permanent inability (as determined by the Outside Director's medical doctor) of the Outside Director which is a result of accident or sickness, to perform the duties of a director of the Company.

         (g) CHANGE OF CONTROL. Notwithstanding paragraphs 6(c) or 6(d) above, the Automatic Option Grants and Reload Stock Options that have been awarded to an Outside Director shall be immediately exercisable and all Stock Options shall remain exercisable for a six-month period if a change of control (as determined by the Board of Directors) of the Company or of the majority shareholder of the Company occurs. Notwithstanding the above, Stock Options that are awarded within six months of the date the change of control occurs shall not be subject to this provision.

         7. MANNER OF PAYMENT OF OPTION PRICE. The Option Price shall be paid in full at the time of the exercise of any Stock Option and may be paid in any of the following methods or combinations thereof:

         (a) in United States dollars, in cash, check, bank draft or money order payable to the order of the Company;

         (b) by the tendering, either by actual delivery or by attestation, Common Shares acceptable to the Board (but excluding any shares acquired from the Company unless such shares were acquired and vested more than six months prior to the date tendered under this clause (b)) having an aggregate Fair Market Value on the date of such exercise equal to the Option Price; or

         (c) in any other manner that the Board shall approve, including without limitation any arrangement that the Board may establish to enable Outside Directors to simultaneously exercise Stock Options and sell the Common Shares acquired thereby and apply the proceeds to the payment of the Option Price therefor.

         8.       DEFERRED COMPENSATION.

         (a) DEFERRAL OF COMPENSATION. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Deferral Election" with the Secretary in such form as the Secretary may from time to time require, may elect to defer until the Distribution Date (as defined below) the receipt of all or any portion of the Annual Fees that are otherwise payable to him or her in the form of Common Shares ("Eligible Deferral Amounts"). For purposes of



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                  the Plan, an Outside Director's "Distribution Date" shall be the date on which the Outside Director ceases to be a director of the Company for any reason. For the Plan Year ending in the year 2000, an Outside Director's Deferral Election shall be effective with respect to Eligible Deferral Amounts otherwise payable to him or her for services rendered during such Plan Year, provided that it is filed prior to February 29, 2000. Thereafter, an Outside Director's Deferral Election shall be effective with respect to Eligible Deferral Amounts otherwise payable to him or her for services rendered after the last day of the Plan Year in which such election is filed with the Secretary; provided, however, that:

                  (1) if an individual becomes an Outside Director on or after the first day of a Plan Year and files a Deferral Election with the Secretary prior to the date on which he or she first becomes an Outside Director, his or her Deferral Election shall be effective with respect to Eligible Deferral Amounts otherwise payable to him or her for services rendered on and after the day on which he or she first becomes an Outside Director; and

                  (2) by notice filed with the Secretary, an Outside Director may terminate or modify any Deferral Election as to Eligible Deferral Amounts payable for services rendered after the last day of the Plan Year in which such notice is filed with the Secretary.

         (b) CREDITING AND ADJUSTMENT OF DEFERRED AMOUNTS. The amount of any Eligible Deferral Amounts deferred pursuant to an Outside Director's Deferral Election in accordance with paragraph 8(a) ("Deferred Compensation") shall be credited to a bookkeeping account maintained by the Company in the name of the Outside Director (the "Deferred Compensation Account"). An Outside Director's Deferred Compensation Account shall be adjusted as follows:

                  (1) as of any date on which Eligible Deferral Amounts would have been payable to the Outside Director in Common Shares but for his or her Deferral Election, the Outside Director's Deferred Compensation Account shall be credited with that number of stock units ("Stock Units") equal to the number of Common Shares to which he or she would have been entitled as of the applicable date;



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                  (2)      as of the date on which Common Shares are distributed
                           in accordance with paragraph 8(c) or 8(d) below, the Outside Director's Deferred Compensation Account shall be charged with an equal number of Stock Units;

                  (3) as of the record date for any dividend paid on Common Shares, the Outside Director's Deferred Compensation Account shall be credited with that number of additional Stock Units which is equal to the number obtained by (i) multiplying the number of Stock Units then credited to the Outside Director's Deferred Compensation Account by (ii) the amount of the cash dividend or the fair market value (as determined by the Committee) of any dividend in kind payable on a Common Share, and (iii) dividing that product by the then Fair Market Value of a Common Share.

         (c) PAYMENT OF DEFERRED COMPENSATION ACCOUNT. Except as otherwise provided in paragraph 8(d), as soon as practicable after an Outside Director's Distribution Date, the balance then credited to his or her Deferred Compensation Account shall be distributed to the Outside Director in a single sum in whole Common Shares, with the number of Common Shares to be distributed equal to the number of Stock Units credited to the Outside Director's Deferred Compensation Account as of the Distribution Date.

         (d) PAYMENTS IN THE EVENT OF DEATH. If an Outside Director's Distribution Date occurs on account of his or her death, the balance then credited to his or her Deferred Compensation Account shall be distributed to the Outside Director's Beneficiary (as described below), as soon as practicable after his or her death, in a single sum in whole Common Shares, with the number of Common Shares to be distributed equal to the number of Stock Units credited to the Outside Director's Deferred Compensation Account as of the date of his or her death. For purposes of this Section 8, an Outside Director's "Beneficiary" is the person or persons the Outside Director designates, which designation shall be in writing, signed by the Outside Director and filed with the Secretary prior to the Outside Director's death. A Beneficiary designation shall be effective when filed with the Secretary in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Director's Deferred Compensation Account shall be distributed to each such Beneficiary per capita unless the Outside Director specifies otherwise. In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Director, the Beneficiary shall be the Outside Director's estate.



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         9. PLAN ADMINISTRATION. The Plan shall be administered by the
Nominating and Compensation Committee of the Board (the "Committee").

         10. SHARES SUBJECT TO PLAN. Subject to the provisions of Section 11, the number of Common Shares which may be subject to awards under the Plan shall not exceed 1,000,000 shares. Common Shares issued under the Plan may be authorized but unissued shares or treasury shares. If any Shares are subject to an award under the Plan that expires, is cancelled or is forfeited, such Common Shares shall again become available for issuance under the Plan.

         11. ADJUSTMENTS AND REORGANIZATIONS. In the event of any merger, reorganization, consolidation, recapitalization, separation. liquidation, stock dividend, extraordinary dividend, spin-off, split-up, share combination, or other change in the corporate structure of the Company affecting the Common Shares, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to preserve the benefits or potential benefits to be made available under the Plan, and the number and kind and price of shares subject to outstanding Stock Options, the option price and any other terms of outstanding Stock Options or Stock Grants and the number of Stock Units held under any Deferred Compensation Account shall be subject to such equitable adjustment as the Committee, in its sole discretion, may deem appropriate in order to prevent dilution or enlargement of outstanding Stock Options or Stock Grants or the balance of any Deferred Compensation Account.

         12. TRANSFERABILITY OF AWARDS. No awards under the Plan shall be assignable, alienable, saleable or otherwise transferable other than by will or the laws of descent.

         13. NO RIGHT OF CONTINUED SERVICE. Participation in the Plan does not give any director the right to be retained as a director of the Company or any right or claim to any benefit under the Plan unless such right or claim has specifically accrued under the terms of the Plan.

         14. GOVERNING LAW. The validity, construction and effect of the Plan, and any actions taken or relating to the Plan, shall be determined in accordance with the laws of the State of Delaware, U.S.A.

         15. SUCCESSORS AND ASSIGNS. The Plan shall be binding on all successors and assigns of an Outside Director, including, without limitation, the estate of such director and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the director's creditors.


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         16. RIGHTS AS A SHAREHOLDER. A director shall have no rights as a shareholder of the Company with respect to shares awarded under the Plan or subject to options awarded under the Plan until he or she becomes the holder of record of Common Shares.

         17. AMENDMENT. The Plan and any attachments thereto may be amended by action of the Board.

         18. GENERAL RESTRICTIONS. Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Common Shares under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and are authorized for listing on any securities exchange on which the Common Shares of the Company are listed. To the extent that the Plan provides for the issuance of Common Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Common Shares of the Company are listed.



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APPENDIX A

(Effective as of the date the Plan is approved by the Board)


Annual Retainer fee:                                  $35,000
Annual Committee Chair fee:                           $ 5,000
Board or Committee meeting fee:                       $ 1,250*
Automatic Option Grant:                          7,500 Shares


         For the Plan Year ending in the year 2000, eligible directors will be entitled to 50% of the Annual Retainer Fee and Annual Committee Chair Fee. The fees are payable in two equal installments, one as of February 29, 2000 and the other as of the day immediately preceding the date of the 2000 Annual General Meeting of the Company's shareholders.















* Payable only in cash for each meeting attended.





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